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            Reinsurance             660 Mason Ridge Ct. Dr.
            -------------------     St. Louis, Missouri
            Group of America,       63141-8557
            -------------------     Tel: 314-453-7300
[RGA Logo]  Incorporated
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                                                            NEWS
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                                    For further information, contact
                                    Jack B. Lay
                                    Executive Vice President and
                                    Chief Financial Officer
                                    314/453-7439

FOR IMMEDIATE RELEASE
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   REINSURANCE GROUP OF AMERICA BOARD OF DIRECTORS APPROVES AMENDMENT
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             CONVERTING NON-VOTING COMMON STOCK INTO
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                       VOTING COMMON STOCK
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     St. Louis, Missouri, June 30, 1999 -- Reinsurance Group of America,
Incorporated (NYSE: RGA, RGA.A) announced today that its Board of Directors has approved an amendment to its Restated Articles of Incorporation that would convert all of RGA's Non-Voting Common Stock into Voting Common Stock. Under the amendment, each share of RGA's Non-Voting Common Stock would be automatically converted into .97 shares of its Voting Common Stock. The Board has called a special meeting of the shareholders on September 1, 1999 to consider and vote on the amendment. If approved, the conversion would become effective immediately thereafter.

     President and Chief Executive Officer A. Greig Woodring commented, "We raised capital last year by issuing Non-Voting Common Stock, which represents about 16 percent of all outstanding shares. We anticipated at the time that the new shares would trade at a price very close to that of our Voting Common Stock. Unfortunately, a persistent discount has developed between the two securities."

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     Woodring further commented, "We feel it is in the company's best interest to simplify the capital structure by converting the Non-Voting shares into Voting Common shares. We believe the exchange ratio is fair to all the company's shareholders. The recapitalization and conversion should enhance liquidity and provide better trading characteristics for the Voting shares and the converted Non-Voting shares."

     There are currently approximately 37.9 million shares of Voting Common Stock and 7.4 million shares of Non-Voting Common Stock outstanding.

     The additional shares of Voting Common Stock into which the shares of Non-Voting Common Stock would be converted will not be and have not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption provided by Section 3(a)(9) of the Act for securities exchanged by an issuer with its existing security holders.

     Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its North American operations, Reinsurance Group of America, Incorporated has subsidiary companies or branch offices in Argentina, Australia, Barbados, Bermuda, Chile, Hong Kong, Japan, Taiwan, South Africa and the United Kingdom. Worldwide, the Company has nearly $364 billion of life reinsurance in force and assets of $6.4 billion. General American Life Insurance Company owns approximately 64 percent of RGA's outstanding shares of voting common stock and approximately 53 percent of all outstanding shares.

     This press release shall not constitute an offer to sell or the solicitation of any offer to buy any security.

     Statements in this press release regarding Reinsurance Group of America, Incorporated business and the trading of its securities which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-Looking and Cautionary Statements" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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